INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                  Page


Bradley Pharmaceuticals, Inc. and Subsidiaries

 Report of Independent Certified Public Accountants                F-2


 Consolidated Balance Sheets at December 31, 2000 and 1999         F-3


 Consolidated Statements of Operations for the
  Years Ended December 31, 2000 and 1999                           F-5


 Consolidated Statement of Shareholders' Equity for the
 Years Ended December 31, 2000 and 1999                            F-6


 Consolidated Statements of Cash Flows for the
 Years Ended December 31, 2000 and 1999                            F-7


 Notes to Consolidated Financial Statements                     F-8 - F-25




REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
Bradley Pharmaceuticals, Inc.


We have audited the accompanying consolidated balance sheets of Bradley Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bradley Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the consolidated results of their operations, and their consolidated shareholders' equity and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United
States of America.



GRANT THORNTON LLP

New York, New York
February 23, 2001